EXHIBIT 10.2

FOURTH AMENDMENT AND CONSENT

This FOURTH AMENDMENT AND CONSENT (“Amendment”) dated as of April 30, 2014 (the “Effective Date”), is by and among Swift Energy Company, a Texas corporation (“Swift Co”), and Swift Energy Operating, LLC, a Texas limited liability company (“Swift LLC”; and together with Swift Co, individually, a “Borrower” and, collectively, the “Borrowers”), the Lenders party hereto, and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrowers, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent are parties to the Second Amended and Restated Credit Agreement dated as of September 21, 2010, as amended by the First Amendment and Consent thereto dated as of May 12, 2011, the Second Amendment thereto dated as of October 2, 2012 and the Third Amendment thereto dated as of October 31, 2012 (as so amended, and as further amended, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties hereto have agreed to make certain amendments to and consents under the Credit Agreement as provided for herein;

NOW THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Defined Terms. Unless otherwise defined in this Amendment, each capitalized term used in this Amendment has the meaning given such term in the Credit Agreement.

Section 2. Consent. The Administrative Agent and the Lenders hereby consent to the disposition in one or more transactions of (x) all of the Oil and Gas Properties described on Exhibit A attached hereto (the “CLAETX Properties”) and (y) up to 50% of the Borrowers’ and their respective Subsidiaries’ interests in the Oil and Gas Properties described on Exhibit B attached hereto (the “Fasken Properties”) and agree that such dispositions (collectively, the “Asset Sales”) shall not constitute a Default or Event of Default under Section 7.1(b) of the Credit Agreement as a result of a violation of Section 6.4 of the Credit Agreement; provided, that
(a)notwithstanding the consent set forth in this Section 2, each Asset Sale shall be included in the calculation of the dispositions permitted under Section 6.4(e) of the Credit Agreement, (b) notwithstanding the consent set forth in this Section 2, each Asset Sale shall trigger an automatic reduction of the Borrowing Base pursuant to Section 2.11(e) of the Credit Agreement, (c) the sum of the Loan Balance and the L/C Exposure does not exceed the Borrowing Base before or after giving effect to any such Asset Sale, any automatic reduction in the Borrowing Base pursuant to Section 2.11(e) and any mandatory prepayment pursuant to Section 2.12(b), (d) no Default or Event of Default has occurred and is continuing before or after giving effect to any such Asset Sale and (e) in connection with each Asset Sale, the Borrowers enter into a letter of intent, definitive purchase and sale agreement, or another similar instrument for the Asset Sale

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prior to the one-year anniversary of the Effective Date of this Amendment. The express consent set forth in this Section 2 is limited to the extent described herein and shall not be construed to be a consent to or a permanent waiver of any terms, provisions, covenants, warranties or agreements contained in the Credit Agreement or in any of the other Loan Documents, unless expressly provided so herein. The Administrative Agent and the Lenders reserve the right to exercise any rights and remedies available to them in connection with any present or future defaults with respect to the Credit Agreement or any other provision of any Loan Document.

Section 3.    Amendments to the Credit Agreement.

(a)The definition of “Compliance Certificate” in Section 1.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Compliance Certificate and Hedging Report” shall mean each certificate substantially in the form attached hereto as Exhibit IV, signed by any Responsible Officer and furnished to the Administrative Agent from time to time in accordance with the terms hereof.

(b)The definition of “Permitted Liens” in Section 1.2 of the Credit Agreement is hereby amended by deleting clause (l).

(c)Section 1.2 of the Credit Agreement is hereby amended by adding the following new defined terms in their appropriate alphabetical order:

“Approved Counterparty” means (a) any Lender or any Affiliate of a Lender or (b) any other Person that has (or the credit support provider of such Person has) a long term senior unsecured debt or corporate credit rating of A- or A3 by S&P or Moody’s (or their equivalent) or higher.

“Borrowing Base Hedge” means any hedge position or Hedging Agreement considered by the Administrative Agent in determining the then effective Borrowing Base.

(d)Section 5.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

5.4 Compliance Certificate and Hedging Report. Concurrently with the furnishing of the Financial Statements submitted pursuant to Sections 5.2 and 5.3, provide the Administrative Agent a Compliance Certificate and Hedging Report; and concurrently with the furnishing of the Financial Statements submitted pursuant to Section 5.3 if requested by any Lender, provide each Lender a certificate in customary form from the independent certified public accountants for the Borrower stating that their audit has not disclosed the existence of any Default or Event of Default or, if their audit has disclosed the existence of any Default or Event of Default, specifying the nature, period of existence and status thereof.

(e)Clause (h) of Section 6.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(h) obligations with respect to Hedging Agreements permitted under Section 6.21.

(f)Clause (e) of Section 6.4 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e) the sale or other disposition of Oil and Gas Properties included in the calculation of the Borrowing Base; provided that, (i) the sum of the aggregate Release Price of such Oil and Gas Properties and all other Oil and Gas Properties included in the calculation of the Borrowing Base disposed of since the most recent scheduled Borrowing Base determination pursuant to Section 2.11 plus aggregate Borrowing Base value attributed by the Required Lenders to all Borrowing Base Hedges that have been subject to novations, assignments, amendments, modifications or terminations since the most recent scheduled Borrowing Base determination pursuant to Section 2.11 does not exceed 10% of the then current Borrowing Base, (ii) no Default or Event of Default has occurred and is continuing and (iii) the sum of the Loan Balance and the L/C Exposure does not exceed the Borrowing Base before or after giving effect to such disposition, any automatic reduction in the Borrowing Base pursuant to Section 2.11(e) and any mandatory prepayment pursuant to Section 2.12(b); and

(g)Article VI of the Credit Agreement is hereby amended by adding the following as a new Section 6.21:

6.21 Hedging Agreements. No Borrower will, or will it permit any of its Subsidiaries to, enter into or maintain any Hedging Agreement, except Hedging Agreements entered into in the ordinary course of business with any Approved Counterparty and not for speculative purposes to:

(a)hedge or mitigate crude oil, natural gas, and natural gas liquids price risks to which any Borrower or any Subsidiary has actual exposure; provided that such Hedging Agreement (i) does not have a term greater than sixty (60) months from the date such Hedging Agreement is entered into, and (ii) at any time, when aggregated with all other Hedging Agreements in effect on any date of determination, would not cause the aggregate notional volume per month for each of crude oil, natural gas, and natural gas liquids, calculated separately, under all Hedging Agreements then in effect to exceed (x) eighty percent (80%) of the “forecasted production from total proved reserves” (as defined below) of the Borrowers and their Subsidiaries for any month during the first two (2) years of the forthcoming five year period or (y) eighty percent (80%)

of the “forecasted production from proved developed producing reserves” (as defined below) of the Borrowers and their Subsidiaries for any month during the last three (3) years of the forthcoming five year period, and

(b)effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrowers and their Subsidiaries; provided that, no such Hedging Agreement shall require any Borrower or any Subsidiary to put up money, assets, or other security (other than Liens contemplated by clause (j) of the definition of Permitted Liens) against the event of its nonperformance prior to actual default by such Borrower or such Subsidiary in performing its obligations thereunder.

As used in this Section, (x) “forecasted production from total proved reserves” means the forecasted production of crude oil, natural gas and natural gas liquids as reflected in the most recent Reserve Report delivered to the Administrative Agent pursuant to Section 5.5, after giving effect to any pro forma adjustments for the consummation of any acquisitions or dispositions since the effective date of such Reserve Report and (y) “forecasted production from proved developed producing reserves” means the forecasted production of crude oil, natural gas, and natural gas liquids from proved developed producing reserves as reflected in the most recent Reserve Report delivered to the Administrative Agent pursuant to Section 5.5, after giving effect to any pro forma adjustments for the consummation of any acquisitions or dispositions since the effective date of such Reserve Report.

Notwithstanding the forgoing, if any Borrower or any Subsidiary is not in compliance with clause (a)(ii) above, such compliance shall not cause a Default hereunder unless Borrower fails to, within 30 days after the earlier of notice thereof by the Administrative Agent to any Borrower or knowledge thereof by any Borrower, either (1) deliver a Reserve Report evidencing “forecasted production from total proved reserves” and “forecasted production from proved developed producing reserves” that result in compliance with clause (a)(ii) or (2) provide evidence that the applicable Borrower or Subsidiary has unwound, terminated or otherwise created offsetting positions for its Hedging Agreements (herein collectively referred to as a “Hedging Modification”) that result in compliance with clause (a)(ii) (and, for the avoidance of doubt, such Hedging Modifications must otherwise be in compliance with the terms of this Agreement).

In connection with the novation, assignment, amendment, modification or termination of any Borrowing Base Hedges, if the sum of the Borrowing Base value attributed by the Required Lenders to such Borrowing Base Hedges and all other Borrowing Base Hedges that have been novated, assigned, amended, modified or terminated since the most recent scheduled Borrowing Base determination pursuant to Section 2.11 plus the aggregate Release Price of all Oil and Gas Properties included in the calculation of the Borrowing Base which have been disposed of since the most recent scheduled Borrowing Base determination pursuant to Section 2.11 equals or exceeds 5% of the Borrowing Base, the Borrowing Base shall be automatically reduced by an amount equal to 100% of the aggregate Borrowing Base value attributed by the Required Lenders to such Borrowing Base Hedges.

(h)Exhibit IV to the Credit Agreement (Form of Compliance Certificate and Hedging Report) is hereby amended and restated in its entirety in the form of Exhibit IV attached hereto.

Section 4. Borrowing Base Reaffirmation. The Administrative Agent hereby notifies the Borrowers, and the undersigned Lenders hereby agree and acknowledge, that the amount of the Borrowing Base has been reaffirmed by the Administrative Agent and the Lenders in accordance with Section 2.11(b) and (c) of the Credit Agreement, and has been set by the Administrative Agent and the Lenders at $450,000,000, effective as of the Effective Date. The Borrowing Base shall remain in effect at such level until the Borrowing Base is redetermined or otherwise adjusted in accordance with the terms of the Credit Agreement.

Section 5. Conditions to Effectiveness. This Amendment shall become effective as of the Effective Date upon the satisfaction of the following conditions precedent:

(a)the Administrative Agent shall have received counterparts hereof duly executed by each Borrower, the Administrative Agent and the Required Lenders; and

(b)the Administrative Agent shall have received counterparts of the attached Acknowledgment and Reaffirmation duly executed by each Guarantor.

Section 6. Representations and Warranties. Each Borrower hereby represents and warrants that after giving effect hereto:

(a)the representations and warranties of the Borrowers contained in the Loan Documents are true and correct in all material respects on and as of the Effective Date, other than those representations and warranties that expressly relate solely to a specific earlier date, which shall remain correct as of such earlier date; and

(b)no Default or Event of Default has occurred and is continuing. Section 7.    Effect of Amendment.
(a)The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender, the Issuing Bank or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.

(b)Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified hereby.

(c)This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

(d)Except as specifically modified above, the Credit Agreement and the other Loan Documents are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

Section 8. Governing Law. This Amendment shall be deemed to be made under and shall be construed in accordance with and governed by the laws of the State of Texas without giving effect to principles thereof relating to conflicts of law; provided, however, that Chapter 345 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) shall not apply.

Section 9. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Transmission by facsimile of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

Section 10. ENTIRE AGREEMENT. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the Effective Date.

BORROWERS:

SWIFT ENERGY COMPANY

By: /s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President and Chief Financial Officer

SWIFT ENERGY OPERATING, LLC

By: /s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President and
Chief Financial Officer

ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER:

JPMORGAN CHASE BANK, N.A.

By: /s/ Jo Linda Papadakis
Name: Jo Linda Papadakis
Title: Authorized Officer

LENDER:

WELLS FARGO BANK, N.A.

By:/s/Ellen Cheng
Name: Ellen Cheng
Title: Assistant Vice President

LENDER:

COMPASS BANK

By: /s/ Les Werme
Name: Les Werme
Title: Vice President

LENDER:

ROYAL BANK OF CANADA

By: /s/ Kristan Spivey
Name: Kristan Spivey
Title: Authorized Signatory

LENDER:

AMEGY BANK NATIONAL ASSOCIATION

By: /s/ H. Brock Hudson
Name: H. Brock Hudson
Title: Senior Vice President

LENDER:

COMERICA BANK

By: /s/ Jason Klesel
Name: Jason Klesel
Title: Commercial Banking Officer

LENDER:

U.S. BANK NATIONAL ASSOCIATION

By: /s/Mark E. Thompson
Name: Mark E. Thompson
Title: Senior Vice President

LENDER:

BRANCH BANKING & TRUST COMPANY

By: /s/ Ryan K. Michael
Name: Ryan K. Michael
Title: Senior Vice President

LENDER:

CANADIAN IMPERIAL BANK OF COMMERCE

By: /s/ Trudy Nelson
Name: Trudy Nelson
Title: Authorized Signatory

By:/s/Daria Mahoney
Name: Daria Mahoney
Title: Authorized Signatory

LENDER:

UNION BANK, N.A.

By: /s/ Rachel Bowman
Name: Rachel Bowman
Title: Vice President

LENDER:

WHITNEY BANK

By: /s/ David E. Sisler
Name: David E. Sisler
Title: Senior Vice President

Acknowledgment and Reaffirmations

Each of the undersigned (each a “Guarantor” and collectively the “Guarantors”) hereby
(i) acknowledges receipt of a copy of the foregoing Fourth Amendment and Consent dated as of
_April 30, , 2014 among Swift Energy Company, Swift Energy Operating, LLC, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for such lenders (in such capacity, the “Administrative Agent”) and (ii) reaffirms its obligations under the Guaranty Agreement dated as of September 21, 2010 by the Guarantors in favor of the Administrative Agent for the benefit of the Secured Parties (as defined therein).

GASRS LLC

By: /s/ Bruce H. Vincent
Bruce H. Vincent
President

SWENCO-WESTERN, LLC

By: /s/ Alton D. Heckaman, Jr.
Alton D. Heckaman, Jr.
Executive Vice President, Chief
Financial Officer and Secretary